Exhibit 8.1
Subsidiaries of the Registrant
The following are the subsidiaries of the Registrant:

1	DLP Capital LLC (USA - Delaware)
2	MPB Capital LLC (USA - Texas)
3	DLPPar Participações S.A. (Brazil)
4	Stone Instituição de Pagamento S.A. (formerly Stone Pagamentos S.A.) (Brazil)
5	STNE Participações S.A. (Brazil)
6	STNE Participações em Tecnologia S.A. (Brazil)
7	MNLT S.A. (formerly MNLT Soluções de Pagamento S.A.) (Brazil)
8	Pagar.me Instituição de Pagamento S.A. (formerly Pagar.me Pagamentos S.A.) (Brazil)
9	Stone Sociedade de Crédito Direto S.A. (Brazil)
10	TAG Tecnologia para o Sistema Financeiro S.A. (Brazil)
11	Buy4 Processamento de Pagamentos S.A. (Brazil)
12	Buy4 Sub LLC (Subsidiary of Buy4 Processamento de Pagamentos S.A.) (USA - Texas)
13	Stone Franchising Ltda. (Brazil)
14	Stone Logística Ltda. (Brazil)
15	VHSYS Sistemas de Gestão S.A. (Brazil)
16	Alpha-Logo Serviços de Informática S.A. (Brazil)
17	Trinks Serviços de Internet S.A. (Brazil)
18	Vitta Tecnologia em Saúde S.A. (Brazil)
19	VittaPar LLC (USA - Delaware)

20	Vitta Corretora de Seguros Ltda. (Brazil)
21	Vitta Serviços em Saúde Ltda. (Brazil)
22	Vitta Saúde Administradora de Benefícios Ltda. (Brazil)
23	MLabs Software S.A. (Brazil)
24	Questor Sistemas S.A. (Brazil)
25	Stone Seguros S.A. (Brazil)
26	Delivery Much Tecnologia S.A. (Brazil)
27	Tapso Fundo de Investimento em Direitos Creditórios (Brazil)
28	SOMA I Fundo de Investimentos em Direitos Creditórios Não Padronizados (Brazil)
29	SOMA III Fundo de Investimentos em Direitos Creditórios Não Padronizados (Brazil)
30	StoneCo exclusivo Fundo de Investimento em Cotas de Fundo de InvestimentoMultimercado Crédito Privado (Brazil)
31	Linx Pay Meios de Pagamento Ltda. (Brazil)
32	SimplesVet Tecnologia S.A. (Brazil)
33	Linx S.A. (Brazil)
34	Linx Sistemas e Consultoria Ltda. (Brazil)
35	Linx Telecomunicações Ltda. (Brazil)
36	Napse S.R.L. (Argentina)
37	Sociedad Ingenería de Sistemas Napse I.T. de Chile Limitada (Chile)
38	Napse IT Peru S.R.L. (Peru)
39	Synthesis Holding LLC. (USA - Florida)
40	Synthesis US LLC (USA - Florida)

41	Retail Americas Sociedad de Responsabilidad Limitada de Capital Variable (Mexico)
42	Synthesis IT de México Sociedad de Responsabilidad Limitada de Capital Variable (Mexico)
43	Hiper Software S.A. (Brazil)
44	Ametista Serviços Digitais Ltda. (Brazil) - On February 7, 2024, our equity interest in this company was sold, thus, the Group ceased to hold equity interest in such company.
45	Esmeralda Serviços Digitais Ltda. (Brazil) - On February 7, 2024, our equity interest in this company was sold, thus, the Group ceased to hold equity interest in such company.
46	Diamante Serviços Digitais Ltda. (Brazil) - On February 7, 2024, our equity interest in this company was sold, thus, the Group ceased to hold equity interest in such company.
47	Safira Serviços Digitais Ltda. (Brazil) - On February 7, 2024, our equity interest in this company was sold, thus, the Group ceased to hold equity interest in such company.
48	Tapso II Fundo de Investimento em Direitos Creditórios (Brazil)
49	StoneCo Pagamentos UK Ltd. (United Kingdom)
50	Stone Cartões Instituição de Pagamento S.A. (formerly STN Benefícios S.A.) (Brazil)
51	Neostore Desenvolvimento de Programas de Computador S.A. (Brazil)
52	Napse Uruguay SAS (Uruguay)
53	Óbvio Brasil Software e Serviços S.A. (Brazil)
54	Reclame Aqui Holding Ltd. (Cayman Islands)
55	O Mediador Tecnologia da Informação S/S Ltda. (Brazil)
56	Reclame Aqui Marcas e Serviços Ltda. (Brazil)
57	Reclame Aqui LLC (USA - Delaware)
58	Dental Office S.A. (Brazil)
59	Agilize Tecnologia S.A. (Brazil)
60	STEF S.A. (Brazil)
61	Fundo de Investimento em Direitos Creditórios ACR I - The Group owns 100% of the subordinated quotas in connection with the incorporation of the funds. (Brazil)
62	Fundo de Investimento em Direitos Creditórios ACR III - The Group owns 100% of the subordinated quotas in connection with the incorporation of the funds. (Brazil)
63	Fundo de Investimento em Direitos Creditórios ACR V - The Group owns 100% of the subordinated quotas in connection with the incorporation of the funds. (Brazil)
64	Fundo de Investimento em Direitos Creditórios ACR VI - The Group owns 100% of the subordinated quotas in connection with the incorporation of the funds. (Brazil)

65	Fundo de Investimento em Direitos Creditórios ACR FAST - The Group owns 100% of the subordinated quotas in connection with the incorporation of the funds. (Brazil)
66	STNE Investimentos S.A. (Brazil)
67	Equals Software Participações S.A. (Brazil)
68	Stone Holding Instituições S.A. (Brazil)